UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No.  2

Registration Statement Under

THE SECURITIES ACT OF 1933

SOUND CAVE TECHNOLOGY INC.
(Exact name of registrant as specified in charter)

Wyoming	2389	37-2028652
(State or other jurisdiction	(Primary Standard	(IRS Employer
of incorporation)	Classification Code Number)	I.D. Number)

43 Cathy Jean Crescent

Toronto, Ontario, Canada M9V 4T2

(417) 322-6228

(Address and telephone number of principal executive offices)

43 Cathy Jean Crescent

Toronto, Ontario, Canada M9V 4T2

(Address of principal place of business or intended principal place of business)

Registered Agents Inc.

30 N Gould Street, Suite R

Sheridan, Wyoming 82801

(Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Law Offices of Byron Thomas

3275 S. Jones Blvd. Ste. 104

Las Vegas, NV 89146

Tel:  (702) 747-3103

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “ large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance upon any adjustment in the number of securities issuable by reason of stock splits or similar capital reorganizations.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED May 5, 2022

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SOUND CAVE TECHNOLOGY INC.

Up to a maximum of 8,000,000 Shares of Common Stock at $0.05 per share

Sound Cave Technology Inc. (“we”, “us”, or the “Company”) is offering for sale a maximum of 8,000,000 shares of its common stock, par value $0.0001 per share, at the purchase price of $0.05 per common share.  If all shares are sold the maximum gross proceeds will total $400,000, and the maximum net proceeds will total approximately $380,000 The offering will commence of the effective date of this Prospectus and will terminate on or before the _____ day of __________, 2022.

This is our initial offering of common stock.  No public market currently exists for our securities or the shares being offered.  We are offering for sale a total of 8,000,000 shares of common stock on a “self-underwritten” basis, which means the shares will be offered and sold by our sole officer and director, without any commissions being paid to them for any shares sold.  We do not intend to engage the services of an underwriter to sell any of the shares and there is no guarantee we will be able to sell all of the shares being offered.  The shares are being offered at a fixed price of $0.05 per share for a period not to exceed 180 days from the date of this Prospectus unless extended by our Board of Directors.

There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold.  In offering the securities on our behalf, He will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”).  The intended methods of communication include, without limitation, telephone, email and personal contacts.

Since there is no minimum amount of shares that must be sold by us, we may not receive any proceeds or very minimal proceeds from the offering and potential investors may end up holding shares in a company that:

•	has not received enough proceeds from the offering to expand operations; and

•	has no market for its shares. See “RISK FACTORS.”

The proceeds from the sale of the shares in this offering will be payable to us.  All subscription agreements and checks are irrevocable and should be delivered to us at the address provided in the Subscription Agreement (see Exhibit 99.1).  We may use the proceeds from this offering as the proceeds are received.

We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers approximately 90 days after the close of the entire offering or as soon thereafter as practicable.

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The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings, if any, or net worth.  Our CEO and sole director owns 100% of the Company’s issued and outstanding common stock and, assuming 50% and 100% of the shares offered for sale in this offering are sold, he will own approximately 71.4% and 55.6%, respectively, and still have a majority of the voting power.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.  We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements.

Our auditors have indicated in their opinion on our financial statements as of and for the year ended December 31, 2021 that there exists substantial doubt as to our ability to continue as a going concern.  Moreover, we are an early stage venture with limited operating history.  As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  You are encouraged to reference the section entitled “Risk Factors” commencing on page 5, before buying any shares of the Company’s common stock.  for additional information regarding the risks associated with our company and common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Our securities are not currently listed on any exchange.  Immediately following completion of this offering, we plan to contact a market maker to apply to have the shares listed and quoted on the OTC Pink Market; however, we cannot guarantee that our application will be accepted or approved.  As of the date of this filing, there have been no discussions or understandings between us, or anyone acting on our behalf, with any market maker regarding participation in a future listing of our securities.

The date of this prospectus is May 5, 2022.

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SUMMARY OF THE PROSPECTUS

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you.  Before making an investment decision, you should read the entire Prospectus carefully, including the “Risk Factors” section and the financial statements and the notes to the financial statements.  In this Prospectus, the terms “the “Company,” “we,” “us” and “our” refer to Sound Cave Technology Inc., unless otherwise specified herein.

General

Sound Cave Technology Inc. (“we, “us,” “our,” the “Company” or “Sound Cave”) was incorporated in the state of Wyoming on May 19, 2021.  Our principal executive offices are located at 43 Cathy Jean Crescent, Toronto, Ontario M9V 4T2.  Our telephone number is (417) 322-6228.

OPERATIONS

We were formed to design, develop and manufacture textile that incorporates an electronic device combination.  Our focus is based upon taking the market accepted hoodie and embedding blue tooth speakers in the hood.  The hoodie seems to be one of the only textile products today that is really unisex and is ageless.  We have created the next generation with the Sound Cave hoodie.  Built in speakers that attach to any current blue tooth mobile device, the Sound Cave Hoodie with speakers in the hood will have Bluetooth connectively, an ability to answer calls, have music pause and un-pause feature, the ability to shut down when the hoodie is inactive, wireless recharging capability, and multi-user connection.  The electronic devices embedded in the hoodie will be waterproof and capable of being put through a washer and drier.

Several years of in-depth research has been completed around the concept.  Contacts have been made with businesses in the above categories and contingent commitments made to participate in the overall concept, when completed.  See “DESCRIPTION OF OUR BUSINESS” on page 14.

Our only asset as of the date of this prospectus is our cash in the bank of approximately $768 at December 31, 2021.  We have not had sales or profits but have incurred net losses from our inception in May 19, 2021 through December 31, 2021, and may continue to incur losses as we execute our strategies and may never attain profitability.  If we fail to execute our business strategy or if there is a change in the demand for our products or market conditions, or any other assumptions we used in formulating our business strategy, our long-term strategy may not be successful and we may not be able to achieve and/or maintain profitability.  These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern, which has been expressed in their audit opinion.

As of the date of this Prospectus our management only devotes approximately 20-30 hours per week to our affairs.  These hours may increase if and when our business activity increases, of which there is no assurance.  Additionally, our management owns in excess of a majority of our outstanding Common Stock and will continue to own over a majority of our outstanding shares even if all of the shares being offered herein are sold.  As a result, they have the ability to determine the outcome on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions.  See “RISK FACTORS.”

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Our financial statements accompanying this Registration Statement have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  We incurred net losses of $14,732 during the fiscal year ended December 31, 2021.  We have no revenues since our inception.  Our operations have been sustained by loans from our President.  Total stockholders’ deficit at December 31, 2021 was $4,732.  If we fail to raise the necessary capital in the future to execute our business plan, our long-term strategy may not be successful, and we may not be able to achieve and/or maintain profitability.

While our current burn rate is nominal, it is expected that our costs of operations will increase significantly due primarily to the costs associated with being a reporting company.  Based upon our current business plan, we may continue to incur losses in the foreseeable future and there can be no assurances that we will ever establish profitable operations.  These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern.  See “RISK FACTORS.”

Following is a brief summary of this offering.  Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Common stock outstanding	10,000,000

Common stock being sold in this offering	8,000,000 shares of common stock, par value $0.0001

Control of our Company

Our management and affiliates currently own all of our issued and outstanding common stock and will continue to own sufficient common shares to control our operations after this offering, irrespective of its outcome.

Offering Price per Share	$0.05

Net Proceeds to Company	$380,000

Termination of the Offering	The offering will commence on the effective date of this Prospectus and will terminate on or before ________, 2022.

Market for our Common Stock

There is presently no public market for our common stock. We anticipate applying for the quotation of our common stock on the OTC Pink Market upon the completion of this offering. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), or that our application to list our common stock for trading will be approved.

Use of Proceeds	We intend to use the proceeds from the sale of our Stock for working capital.

Sale of Shares

The stock will be sold without the services of an underwriter by our President and Director, Christopher Campbell. He will attempt to sell the shares to friends, family members and acquaintances and will receive no compensation for his efforts. He will not purchase any shares in this offering.

We have no present plans to be acquired or to merge with another company nor do we or any of our shareholders have any plans to enter into a change of control or similar transaction.

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Emerging Growth Company

We are an emerging growth company under the JOBS Act.  We shall continue to be deemed an emerging growth company for the first five fiscal years after completing the offering, unless one of the following occurs:

·	our total annual gross revenues are $1.07 billion or more;

·	we issue more than $1 billion in non-convertible debt in the past three years; or

·	we become a “large accelerated filer,” as defined in Exchange Act Rule 12b-2.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley.  Section 404(a) requires issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting.  This statement shall also assess the effectiveness of such internal controls and procedures.  Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.  These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

SELECTED FINANCIAL INFORMATION

The following selected financial data should be read in conjunction with our financial statements and the related notes to those statements included in “FINANCIAL STATEMENTS” and with “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” appearing elsewhere in this Prospectus.  The selected financial data has been derived from our audited and unaudited, reviewed financial statements.

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Consolidated Balance Sheet:

Statement of Operations:

Year Ended December 31, 2021

Revenues	$0

Total operating expenses	$14,732
Net income (loss)	$(14,732)
Net income (loss) per share	$0.00

Balance Sheet:

Year Ended December 31, 2021
Cash	$768
Total assets	$768
Total liabilities	$5,500
Total stockholders’ equity	$(4,732)

We have no off-sheet balance arrangements or obligations or other interests that could affect finances or operations.  Other than the shares offered by this Prospectus, no other source of capital has been identified or sought.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” “DESCRIPTION OF BUSINESS” and elsewhere, which constitute forward-looking statements.  These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements.  These factors include, among other things, those listed under “RISK FACTORS” and elsewhere in this Prospectus.  In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology.  Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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RISK FACTORS

An investment in our Common Stock is a risky investment.  In addition to the other information contained in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing shares of our Common Stock offered hereby.  We believe that we have included all material risks.

Risks Relating to the Early Stage of our Company

We are at a very early operational stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage.  Our business and operations should be considered to be in a very early stage and subject to all of the risks inherent in the establishment of a new business venture.  Accordingly, our intended business and operations may not prove to be successful in the near future, if at all.  Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We are a development stage company, have generated no revenues since inception and lack an operating history.  An investment in the shares offered herein is highly risky and could result in a complete loss of your investment if we are unsuccessful in our business plans.

Our Company was incorporated on May 19, 2021.  We have not generated revenues and have experienced net losses from our operations to date.  As of December 31, 2021, we had an accumulated a deficit of $14,732.  Other than research of our concept, we have no operating history upon which an evaluation of our future prospects can be made.  Such prospects must be considered in light of the substantial risks, expenses and difficulties encountered by new entrants into the highly competitive textile and electronics industries.  Our ability to achieve and maintain profitability and positive cash flow is highly dependent upon a number of factors, including our ability to raise additional capital.

Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the development and potential expansion of our business.  Furthermore, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future.  Any such failure could result in the possible closure of our operations or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.  There are no assurances that the Company will be able to raise any additional capital.

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Our auditors have expressed substantial doubt about our ability to continue as a going concern.

We cannot offer any assurance as to our future financial results.  Also, we cannot provide any assurances that we will be able to secure additional funding from public or private offerings on terms acceptable to us, or at all, if and when needed.  Our inability to achieve profitability from our current operating plans or to raise capital to cover any potential shortfall would have a material adverse effect on our ability to meet our obligations as they become due.  If we are not able to secure additional funding if and when needed, we would be forced to curtail our operations or take other action in order to continue to operate.  These and other factors raise substantial doubt by our auditors about our ability to continue as a going concern.  If we are unable to meet our obligations and are forced to curtail or cease our business operations, you could suffer a complete loss of any investment you make in our securities.  In the auditors’ opinion, our financial statements as of and for the period ended December 31, 2021 indicate that there is substantial doubt about our ability to continue as a going concern.

We have suffered operating losses since inception and we may not be able to achieve profitability.

It is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to Company research and development.  In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements.  Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets and the market price of our common stock.  Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase it or may demand steep discounts.  Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

We expect to raise additional capital during 2022 but we do not have any firm commitments.  If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities and other operations.

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

The company’s ability to become a profitable operating company is dependent upon its ability to generate revenues and/or obtain financing adequate to fulfill its research and market introduction activities, and achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern.  We plan to attempt to raise additional equity capital by selling shares in this offering and, if necessary, through one or more private placement or public offerings.  However, the doubts raised, relating to our ability to continue as a going concern, may make our shares an unattractive investment for potential investors.  These factors, among others, may make it difficult to raise any additional capital.

We Are Dependent On Our President, To Guide Our  Operations and Implement Our Plan Of Operations. If We Lose Such Services We Will Have To Change Our Business Plan/Direction or Cease Operations.

Our success will depend on the ability and resources of our President. If we lose the services of our CEO, we will be forced to either change our business plan and direction or cease operations. We have no written employment agreement with our CEO. We have not obtained any key man life insurance relating to our President. If we lose such services, we may not be able to hire and retain another leader with comparable experience. As a result, the loss of Christopher Campbell’s services could impact our revenues. We have no written employment agreement or covenant not to compete with Mr. Campbell.

We have no assurance that we can successfully develop a working engineered prototype based on our designs.

We have no assurance that we can successfully develop a working engineered prototype based on our designs. We must overcome development hurdles that may include design reuse which is finding more effective methods to develop existing designs and maintaining high levels of product quality, without having to increase costs or time to market. The overseas manufacturing will be difficult to monitor for quality in timely fashion and without additional expense. Additional hurdles we face are bringing the product to market and initial distribution. Our marketing plan may be ineffective and additional marketing that is not in our budget may be required to gain brand awareness. The initial distribution of our product may face hurdles including the product may not be ready or may not function as intended. The customer may not understand how the product works or may not find the product useful, all of which would diminish our sales significantly and could cause you to lose your investment.

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Risks Relating to Our Business

We may not be able to successfully develop our products in a timely manner.

Our growth will largely depend on our ability to successfully develop our products in a timely manner.  Our ability to successfully develop our products depends on many factors, including, among others, our ability to:

•	properly staff, incentivize and mobilize personnel and subcontractors, including our product development specialists;

•	obtain upfront payment from our customers and additional financing to cover our inventory and other internal costs;

•	expand and improve our product line.

Our Sole Officer and Director resides outside of the United States which may pose difficulties in investors enforcing and protecting their legal rights.

Our sole officer and director resides outside of the United States, therefore shareholders may have difficulty effecting service of process against him. It would be expensive, difficult and time consuming for U.S. stockholders to effect service of process within the United States on our officers; enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers; enforce judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against your officers; and bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against our officers. These difficulties could have the effect of negating an investor or shareholders ability to enforce his or her legal rights against our officer or directors.

Our financial statements may not be comparable to those of companies that comply with new or revised accounting standards.

We have elected to take advantage of the benefits of the extended transition period that Section 107 of the JOBS Act provides an emerging growth company, as provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Our financial statements may, therefore, not be comparable to those of companies that comply with such new or revised accounting standards. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Even if we no longer qualify as an emerging growth company, as a smaller reporting company, we would still be eligible to use reduced disclosure requirements, which may make our common stock less attractive to investors.

Even if we no longer qualify as an emerging growth company, we may still qualify as a smaller reporting company. As such, we plan to take advantage of reduced disclosure obligations, including regarding executive compensation, in our periodic reports and proxy statements. As a result, investors may find our common stock lessattractive. As a smaller reporting company that is a non-accelerated filer, we also will not be subject to Section 404(b) of the Sarbanes-Oxley Act, which would require that our independent auditors review and attest to the effectiveness of our internal control over financial reporting. We would remain a smaller reporting company as long as (1) the public float for our securities remains below $250 million or (2) our annual revenues remain below $100 million and our public float remains below $700 million. We would remain a non-accelerated filer as long as the public float of our securities remains below $75 million (or any higher threshold amount, as currently proposed by the Securities and Exchange Commission).

Risks Relating to our Stock

The Offering price of $0.05 per share is arbitrary.

The Offering price of $0.05 per share has been arbitrarily determined by our management and does not bear any relationship to the assets, net worth or projected earnings of the Company, or any other generally accepted criteria of value.

We have no firm commitments to purchase any shares.

We have no firm commitment for the purchase of any shares.  Therefore there is no assurance that a trading market will develop or be sustained.  The Company has not engaged a placement agent or broker for the sale of the shares.  The Company may be unable to identify investors to purchase the shares and may have inadequate capital to support its ongoing business obligations.

Our Sole Officer and Director beneficially owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions

Our Sole Officer and Director beneficially owns a substantial majority of our voting securities. As a result, currently, and after the offering, the company will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. The Company’s ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Because our Sole Officer and Director owns a substantial majority of our Common Stock, it may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because our Sole Officer and Director owns a substantial majority of our voting securities, and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.  We cannot predict what affect this will have on our stock price.

Our shares are not currently traded on any market or exchange.  We will apply to have our common stock traded over the counter; there is no guarantee that our shares will ever be quoted on the OTC Pink Market listed or on an exchange, which could severely impact their liquidity.

Currently our shares are not traded on any market or exchange.  We will apply to have our common stock quoted via the OTC Pink Market.  Therefore, our common stock is expected to have fewer market makers, lower trading volumes and larger spreads between bid and asked prices than securities listed on an exchange such as the New York Stock Exchange or the NASDAQ Stock Market.  These factors may result in higher price volatility and less market liquidity for the common stock.  It is possible that the company’s shares may never be quoted on the OTC Pink Market listed on an exchange.

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A low market price would severely limit the potential market for our common stock.

Our common stock is expected to trade at a price substantially below $5.00 per share, subjecting trading in the stock to certain SEC rules requiring additional disclosures by broker-dealers.  These rules generally apply to any non-NASDAQ equity security that has a market price share of less than $5.00 per share, subject to certain exceptions (a “penny stock”).  Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and institutional or wealthy investors.  For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to the sale.  The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market.  Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer.  Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.  The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock.

FINRA sales practice requirements may also limit a stockholders ability to buy and sell our stock.

In addition to the penny stock rules promulgated by the SEC, which are discussed in the immediately preceding risk factor, FINRA rules require that in recommending an investment to a customer, a broker -dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers.  FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit the ability to buy and sell our stock and have an adverse effect on the market value for our shares.

An investor’s ability to trade our common stock may be limited by trading volume.

A consistently active trading market for our common stock may not occur on the OTC Pink Market. A limited trading volume may prevent our shareholders from selling shares at such times or in such amounts as they may otherwise desire.  The company’s shares may never be quoted on the OTC Pink Market listed on an exchange.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

Our common stock ownership is highly concentrated.  Through ownership of shares of our common stock, one shareholder, our officer beneficially owns 100% of our total outstanding shares of common stock before this offering.  As a result of the concentrated ownership of the stock, these stockholders, acting in concert, will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions.  This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company.  It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

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We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.  Some of these measures have been adopted in response to legal requirements; others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed.  Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ, are those that address the board of Directors independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures, and since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees, may be made by a majority of directors who have an interest in the outcome of the matters being decided.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Because we will not pay dividends in the foreseeable future, stockholders will only benefit from owning common stock if it appreciates.

We have never paid dividends on our common stock and we do not intend to do so in the foreseeable future.  We intend to retain any future earnings to finance our growth.  Accordingly, any potential investor who anticipates the need for current dividends from his investment should not purchase our common stock.

We are only subject to the reporting requirements of Section 15(d) of the Exchange Act of 1934.

At this time, we do not intend to register any of our securities under Section 12 of the Exchange Act.  Accordingly, we are only subject to the reporting requirements of Section 15(d) of the Exchange Act and those requirements are not as rigorous as those placed on companies that register its securities under Section 12.  Specifically, we are not subject to the any proxy rules, Section 16 reporting and short-swing profit provisions, beneficial ownership reporting, and the bulk of the tender offer rules under U.S. securities laws and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not “accredited investors” (or 2,000 persons in the case of banks and bank holding companies).  This means that access to information regarding our business and operations will be limited.

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USE OF PROCEEDS

The net proceeds to us from the sale of the Shares are estimated to be approximately $380,000 if the entire Offering is sold, of which there can be no assurance.

The net proceeds of this Offering will be used for working capital, product development, marketing, and manufacturing.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold

Proceeds from this Offering	$95,000	$190,000	$285,000	$380,000

Application of Proceeds Working Capital (1)	$15,000	$15,000	$15,000	$15,000
Product Development (2)
Product Design	$32,000	$52,000	$58,000	$58,000
Engineered Prototype	$17,500	$33,000	$55,000	$55,000
Testing/Validation	$13,500	$26,000	$30,000	$30,000
Total Product Development Expenses	$63,000	$111,000	$143,000	$143,000

Marketing (3)
Company Website	$15,000	$15,000	$15,000	$15,000
Communications	$2,000	$2,000	$3,000	$4,000
Trade Shows	-	-	-	$12,500
Strategic Marketing	-	-	-	$58,000
Total Marketing Expenses	$17,000	$17,000	$18,000	$89,500

Manufacturing(4)	-	$47,000	$109,000	$132,500

Total	$95,000	$190,000	$285,000	$380,000

______________

(1)  Includes general and administrative expenses, as well as costs associated with our becoming a reporting company under the Securities Act of 1933, as amended, and costs associated with having out Common Stock approved for trading. The working capital is the first expense to be prioritized.

(2) These funds will be used for product development cycle including the product design, prototype and testing. See “Description of Business.” We will prioritize the product development before investing in manufacturing.

(3) Marketing will include the company website, communications and other marketing methods including social media and influencer. This is our third priority, for further details, please see “Description of Business.”

(4) The funds allocated to manufacturing include the selection of our manufacturing facility, materials and our last priority after all other applications of proceeds, will be investing to manufacture inventory.

None of the proposed allocations set forth in the foregoing table is a firm commitment by us.  Projected expenditures are estimations or approximations only.  Actual expenditures will differ from projected expenditures if: (1) less than the maximum offering is sold; (2) more funds than estimated are required to accomplish the objectives set by management in a particular area; (3) a particular objective can be obtained with less funding than anticipated; or (4) the objectives set by management are determined to be unobtainable.  To the extent that the proposed objectives cannot be achieved for the scheduled amounts, management may draw supplemental amounts from other categories of estimated expenses (if available), from operating revenues (if any) or from additional financing, the availability of which cannot be assured.  Any amounts not expended for scheduled purposes will be reallocated for general corporate purposes.  In the event we are not successful in selling all of the Units offered herein, the amount allocated in the above table will be reduced proportionately to the amount of proceeds actually received.

The foregoing table does not give effect to any additional funds that may be advanced by any officers, directors or shareholders of the Company, if any.  There is no commitment from any officer, director or shareholder to advance any additional funds.

None of the proceeds from the offering will be used to pay promissory notes owed to our CEO.  Such promissory notes are interest free and are not due until December 31, 2022.  In addition, our CEO has represented that he intends to renew all of the promissory notes until the Company is in a financial position to repay such promissory notes.

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Management believes that the proceeds of this offering will satisfy our net capital and cash requirements for at least 12 months following the completion of this offering, provided that all of the Shares offered herein are sold.  In addition the amount raised from the offering should be sufficient to cover the cost of product development.  It is estimated that product development including design prototyping and testing will be $143,000 if %100 of the offering is sold.  Even if all the Shares are sold, it is anticipated they may need to obtain additional financing, either debt or equity, in order to fully implement our business plan described herein.  We do not have existing arrangements to raise additional capital through bank loans or otherwise should it be needed.  There can be no assurance that any additional funds could be secured on terms favorable to us, or that they could be secured at all.

DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans.  Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION

The price of our offering of 8,000,000 shares is fixed at $0.05 per share. This price is significantly higher than the $0.0001 price per share value for the issuance of the 10,000,000 shares of common stock to our founder for services provided to us.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of December 31, 2021, the net tangible book value of our shares of common stock was $(4,732) or approximately $(0.0005) per share based upon 10,000,000 shares outstanding.

Existing Stockholders if all of the Shares are Sold

Price per share	$0.05
Net tangible book value per share before offering	$(0.0005)
Potential gain to existing shareholders	$224,000
Net tangible book value per share after offering	$0.0220
Increase to present stockholders in net tangible book value per share after offering	$0.0224
Capital contributions	$0
Number of shares outstanding before the offering	10,000,000
Number of shares outstanding after offering	18,000,000
Percentage of ownership after offering	55.56%

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Purchasers of Shares in this Offering if 100% of Shares Sold

Price per share	$0.05
Dilution per share	$0.0280
Net tangible book value per share after offering	$0.0220
Capital contributions	$400,000
Percentage of capital contributions	97.56%
Number of shares after offering held by public investors	8,000,000
Percentage of ownership after offering	44.44%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.05
Net tangible book value per share before offering	$(0.0005)
Potential gain to existing shareholders	$189,000
Net tangible book value per share after offering	$0.0185
Increase to present stockholders in net tangible book value per share after offering	$0.0189
Capital contributions	$300,000
Number of shares outstanding before the offering	10,000,000
Number of shares outstanding after offering	16,000,000
Percentage of ownership after offering	37.50%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.05
Net tangible book value per share before offering	$(0.0005)
Potential gain to existing shareholders	$144,000
Net tangible book value per share after offering	$0.0139
Increase to present stockholders in net tangible book value per share after offering	$0.0144
Capital contributions	$200,000
Number of shares outstanding before the offering	10,000,000
Number of shares outstanding after offering	14,000,000
Percentage of ownership after offering	28.57%

Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.05
Net tangible book value per share before offering	$(0.0005)
Potential gain to existing shareholders	$84,000
Net tangible book value per share after offering	$0.0079
Increase to present stockholders in net tangible book value per share after offering	$0.0084
Capital contributions	$100,000
Number of shares outstanding before the offering	10,000,000
Number of shares outstanding after offering	12,000,000
Percentage of ownership after offering	16.67%

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PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR SOLE OFFICER AND DIRECTOR

This is a “self-underwritten” offering, which means the Shares will be sold by Christopher Campbell, our sole officer and director; no underwriters will be engaged to sell the Shares.  This Prospectus is part of a registration statement filed with the U.S. Securities and Exchange Commission that permits our officer and director to sell the Shares directly to the public, with no commission or other remuneration payable to him for any Shares he sells.  There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with any underwriter, broker or dealer.

Mr. Christopher Campbell, our sole officer and director will sell the shares and intend to offer them to friends, family members and acquaintances and will receive no remuneration of any kind for his services.  In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration provisions, as set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Christopher Campbell will not register as a broker-dealer to sell shares in this offering, pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.	Our sole officer and director are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

b.

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.	Our sole officer and director are not, and will not be at the time of his participation in the offering, an associated person of a broker-dealer; and

d.	Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they:

•	primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and

•	are not brokers or dealers, or been an associated person of a broker or dealer, within the preceding twelve months; and

•	have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Christopher Campbell will not purchase any Shares in this offering.

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TERMS OF OFFERING

The 8,000,000 shares will be sold at the fixed price of $0.05 per share until the completion of this offering.  There is no minimum amount of subscription required per investor and subscriptions, once received, are irrevocable.  The offering price of the Shares has been determined arbitrarily by us.  The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company.  In determining the number of shares to be offered and the offering price, we took into consideration our capital structure and the amount of money we would need to implement our business plans.  Accordingly, the offering price should not be considered an indication of the actual value of our securities.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the Expiration Date).

This is a “best efforts” offering and, as such, we will be able to spend any of the proceeds from this offering as the shares are sold and the proceeds are received.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or wire payment confirmation to us.  No escrow agent is involved in this offering and we will receive the proceeds directly from any subscriptions.

Subscriptions, once received by us are irrevocable.  All checks for subscriptions should be made payable to “Sound Cave Technology Inc.”

We intend to engage a transfer agent and issue the shares within 90 after the close of the entire offering, or as soon thereafter as practicable.

DESCRIPTION OF OUR BUSINESS

OVERVIEW

We were formed to design, develop and manufacture textile that incorporates an electronic device combination.  Our focus is based upon taking the market accepted hoodie and embedding blue tooth speakers in the hood.  The hoodie seems to be one of the only textile products today that is really unisex and is ageless.  We have created the next generation with the Sound Cave hoodie.  Built in speakers that attach to any current blue tooth mobile device, the Sound Cave Hoodie with speakers in the hood will have Bluetooth connectively, an ability to answer calls, have music pause and un-pause feature, the ability to shut down when the hoodie is inactive, wireless recharging capability, and multi-user connection.  The electronic devices embedded in the hoodie will be waterproof and capable of being put through a washer and drier.

HISTORY

We were incorporated in the State of Wyoming on May 19, 2021.  In anticipation of launching our business, we have incorporated the Company and developed its business plan of operations.  Our President has identified prospective customers, identified broad target markets and determined effective ways to market the product.

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Current Operation

In addition to identifying prospective customers, our President has worked on the development of a corporate website, is preparing for social media and social influencer campaigns and creating Company marketing literature for trade fairs. Our product is currently in theconcept phase. We are working with drawings fabric material and various earbud components to designrealistic renderings of what a product will look like and how it will be used. This is what we are calling a mock up prototype and is being executed for design purposes. We do not yet have a working prototype, and the technology may not function as planned. Portions of the Sound Cave Offering Prospectus were prepared by the Company using assumptions, including several forward-looking statements.  Each prospective investor should carefully review the plan of operations in association with this Memorandum before purchasing Shares.  Management makes no representations as to the accuracy or achievability of the underlying assumptions and projected results contained herein.  The content of our website is not part of this prospectus. The website is currently not functional with content. We anticipate launching our website within the first three months from the datethe offering is closed and initial proceeds are received.  Our website domain is http://wwwsoundcavetechnology.com.

Business Operations

Our mission and objective is to create a game-changing hoodie that can be used by a variety of consumers from students, entrepreneurs, athletes and fitness enthusiasts whilst making it a lifestyle product and brand.

Our products will solve the gap between comfortability and functionality all while being user-friendly.  We will utilize high-quality cotton, polyester and fleece blend of fabrics, with built in speakers in the hood allowing for the in-ear earbuds functionality without the fear of falling out, being misplaced, or annoying feeling you get in your ear after wearing them for hours on end.  This fusion of textiles and technology will provide the user the feeling you get from wearing over-ear headphones without the worry of them falling off.  The middle ground this creates also has an added effect of having a surround sound music feel due to the space the hood creates, the sounds can bounce off the wall and fill the hoodie for a great listening experience.

We intend to employ the latest technologies to efficiently produce innovative diversified wearable technology products.  Our product design team would continuously work on developing new products that can be marketed using our brand.

Products and Services

Our Sound Cave hoodie is the combination of many elements that create an all-around great hoodie.  From taking calls, playing music to even being all washable, this product has made it possible to have your favorite hoodie and earbuds in one without the fear of damaging the product in the washer.A hoodie is a sweatshirt or a fleece jacket with a hood. It is extremely popular with the youth nowadays because of its versatility and ease of use. Worn by both men and women, a hoodie is very comfortable and stylish at the same time. It is a very popular choice among the various winter wear as it is very easy to wash and care for.

The price range of hoodies ranges dramatically based upon material (weight), single or multi-layers, size, color, and brand.  Branded products such as Nike place their suggested retail price high and discount heavily to encourage consumer interest.  Cotton, wool, and other natural fibers are great for hoodies as well as some synthetic fibers like fleece.  Some fabric names are drug rug, Baja, Mexican, jerga, and others.  However, 100% natural fibers are best for warmth, comfort, and health.  Sound Cave will produce a mid-quality 8 to 10 oz cotton (90% or more)/synthetic polyester / fleece (10% or less) blend as our principal go-to basic material.  It has a 141 color pallet and this fabric is good to the environment.

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Sound Cave Audio

The speakers, using the latest in Blue Tooth Technology, allow for the in-ear earbuds functionality without the fear of falling out, being misplaced, or annoying feeling you get in your ear after wearing them for hours on end.  This, also, provides the feel you get from wearing over-ear headphones without the worry of them falling off.  The middle ground this creates also has an added effect of having a surround sound music feel due to the space the hood creates, the sounds can bounce off the wall and fill the hoodie for a great personal listening experience.  The Sound Cave speaker system is fitted into to interior ear pockets (pouch) on the inside of the hood of the hoodie. At this time, as we have not completed a working prototype the options of consumer service and warranty terms are not completed. We believe in providing a quality product, and a warranty for defective product will be available, service for non-defective products will not be available.

The technology is expected to function as any other wireless ear buds by simply connecting to any Bluetooth enabled device by turning on Bluetooth, searching for devices, and connecting to Sound Cave. Bluetooth works using short-range radio waves, not an internet connection or an app. This means that Bluetooth will work anywhere you have two compatible devices — you don’t need any sort of data plan, or even a cellular connection. The compatible devices will be a Bluetooth capable phone, tablet, smart watch or laptop for examples and the Sound Cave Bluetooth enabled hoodie with embedded speakers. The controlling device for volume and other selections will be the device you have the connection to such as the Bluetooth capable phone, tablet, smart watch. The speakers will be embedded into the hoodie, and not be in contact with the users’ ears.The audio will echo in the hoodie and should not disturb those around you, unless the volume is really turned up to the max.

Blue Tooth Technology

Bluetooth technology, that will be deployed by Sound Cave, is a short-range wireless communications technology that replaces the wires connecting electronic devices, allowing a person to have a high level on independence via a headset synchronize music and other communication capabilities from a mobile device, all using the same core system.  The Bluetooth RF transceiver (or physical layer) operates in the unlicensed ISM band centered at 2.4 gigahertz (the same range of frequencies used by microwaves and Wi-Fi).  The core system employs a frequency-hopping transceiver to combat interference and fading.  Bluetooth devices are managed using an RF topology known as a "star topology.”  Like any successful technology, all of this complexity goes on without the user being aware of anything more than the task he or she is trying to complete, like connecting devices and talking hands-free or listening to high-quality stereo music on wireless Sound Cave headphones embedded into their hoodie.

Future Plans

Our future plans include the continued design work of the mock prototype, then moving forward with an engineered prototype with a third-partymanufacturing facility in China which will be put through testing for quality functionality and viability. We expect to move from the mock prototype to an engineered prototype within three months from the completion of the offering. The manufacturing facility will be the source for our materials including fabric and electronic components. For this reason, the testing will be extensive as we anticipate there will be several rounds of samples created and tested, then revised design and materials based on our testing findings. We are going to engage with social media users and influencers to test our product by gifting the product to a variety of testing persons (influencers)for the purpose of putting the hoodie thru the test of regular daily usage and laundering.  Within nine months of completion of this offering we anticipate having the manufacturing underway and the Sound Cave website functioning so that orders can be placed online. At approximately nine months we will begin to invest more into marketing online and attending trade shows.

We aim to expand our first-generation product line of Sound Cave Hoodies to include a variety of cuts and sizing specific to Men’s, Women’s, and Children.  Outer wear, including cold weather jackets and rain jackets with hoods, will be our next garment to incorporate the headphones with the textile.  These products would target regions with cooler and rainy climates and or those regions that have seasonal needs.  Additionally, we plan to research and development within the smart clothing market focusing on commonly available, machine washable items such as the Hoodie or T-Shirt and conducting research in fabrics and technology that can be incorporated.

Sales & Marketing

Our initial target market will be young adults aged 18-35 in North America. The interest "Hoodie” has 103,317,850 audiences in Facebook. People in United States have the highest passion for "Hoodie". Among these audiences, men accounted for 48.1%, women accounted for 51.9%. The major age of Hoodie audiences is 18-24, and they accounted for 34.29%.The majority of people interested in "Hoodie" between 18-24, and they accounted for 34.29%. And other age groups like 25-34 accounted for 32.56%. The people interested in "Hoodie" between 35-44 accounted for 16.09%  The majority of our target market are people who have a College degree.

We intend to offer our product line to consumers with introductions at trade fairs and we will heavily utilize social media marketing to reach our target demographic. Most youth spend a majority of their time on social media on Instagram, Facebook, and Tick Tock for examples. Therefore, it will have a greater impact on our target market if they connect to Sound Cave on these platforms. We plan to host events in hotspots that are frequented by our target audience to increase our brand’s visibility. Events like these will help create hype Instagram posts, shares and word of mouth among the consumers.

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End users must have a smart phone or other Bluetooth capable device for the Sound Cave hoodie speakers to function.  Our target market are those young adults that already use this technology.  85% of all adults in North America own a Blue Tooth capable phone. 95% of the youth market own or have owned hoodies.

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Customers

We currently have no customers.  Our customers will be the consumers of athleisure and sportswear as well as other styles of clothing, and also use a smart phone device.

Research and Development; Intellectual Property

Our Product Development team will perform research and development.  An example would be the product development geared towards additional technology opportunities to embed within the hoodie, such as sensors that could be used to monitor vital signs such as temperature, respiration and heart rate.  We intend to focus on research and development activities that are both product development and manufacturing process oriented for product output that is of high quality and markedly innovative.  We do not own any patents and trademarks at this time, but we may pursue patents and or trademarks if we develop engineered products via our product line group.

Plan of Operations

We intend to commence operations in the business of designing (planning and mock prototyping), developing (executing an engineered prototype) and manufacturing textile by entering into an agreement with a third-party manufacturing facility in China that incorporates an electronic device combination.The third party manufacturer will also be supplying all materials required for the manufacturing including fabric and electronic components. We have no assurance that we can successfully develop a working engineered prototype based on our designs. We must overcome development hurdles that may includedesign reuse which is finding more effective methods to develop existing designs and maintaining high levels of product quality, without having to increase costs or time to market. The overseas manufacturing will be difficult to monitor for quality in timely fashion and without additional expense. Additional hurdles we face are bringing the product to market and initial distribution. Our marketing plan may be ineffective and additional marketing that is not in our budget may be required to gain brand awareness. The initial distribution of our product may face hurdles including the product may not be ready or may not function as intended. The customer may not understand how the product works or may not find the product useful, all of which would diminish our sales significantly and cause you to lose your investment.

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Our current cash balance will not be sufficient to fund our operations for the next 12 months.  However, if we sell 25% up to 50% raising gross proceeds of $100,000 up to $ 200,000 we will satisfy our cash requirements for 12 months and we will not be required to raise additional funds to meet some operating expenses, but our company’s development will be strictly limited.  If we sell more than a half of the shares in this offering, we believe the money will last for more than a year, and also provide funds for some basic product development, design and testing of the first generation product line.  Please see our Use of Proceeds section for more details.  If we need more money we will have to possibly look into obtaining additional financing by way of a private debt or equity financing.

Our independent registered public accountant has issued a going concern opinion.  This means that there is a doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills.  This is because we have generated no revenues as of the date of the original registration filing.  During first months after completion of this offering, we will establish our administrative systems and develop our web site for prospective clients but as well as investor relations compliance and until this time, we do not believe that our operations will be profitable.  There is no assurance we will ever reach that stage.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital.  During this period, our operations will be limited due to the limited amount of funds on hand.

Our plan of operations following the completion and priority of spending raised funds if any is as follows:

Web Site, Product Design

Time frames 1st to 3rd month

Estimated costs: $55,000-$95,000

Specifically, if only an estimated 25% of the offering is sold the Net Offering Proceeds will be used for setting up our website and communications, and the product design which includes sourcing and selectingelectronic materials,fabrics and basic prototyping mockups.  Beyond that, proceeds would be used for maintaining our ongoing reporting obligations to the SEC until at which time in the future we are able to secure additional funding.  Please see Use of Proceeds section for additional details.  This initial stage will provide the company with an online presence and also provide adequate communication capabilities with prospective customers, suppliers and investors.  If adequate funds are not during this initial stage, the company will suspend spending on any communication infrastructure and focus meeting its requirements and obligations as a reporting company to the SEC.  If this becomes the case then we will be delayed in progressing our plans.  This stage of building our communication network will be our main priority not only for compliance reasons but the ability to timely communicate with all intended parties.

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Manufacturing Facility Selection, Engineered Prototype, Testing and Validation

Time Frame: 3rd to 6th months

Estimated costs: $75,000-$295,000

In addition to the above, if an estimated only 50% of the offering is sold the Net Offering Proceeds will be used towards selecting a third party manufacturing facility in China, and producing an engineered prototype Sound Cave hoodie.  When we have a mock prototype we will work with overseas manufacturing facilities to produce samples. The samples will be used to select a quality manufacturer with materials, craftmanship and consistency of quality. The samples will be used to develop an engineered prototype with the selected manufacturer and make any redesign changes necessary with materials, functionality and quality. The manufacturing of Sound Cave Hoodies will likely be secured in Guangzhou, China, the direct materials, equipment and labor would all be secured with the manufacturer. We will continue our testing and validation on a larger scale with influencertesting on a day to day basis in real world conditions which will give us product feedback while at the same time begin brand recognition. There can be no assurances that we will secure an adequate manufacturing facility that maintains our high standards of quality and at the correct and affordable price.  Please see Use of Proceeds section for additional details.  Our main priority would be to complete product design, development of a prototype and secure a manufacturing facility.

Prototype Testing and Validation, Inventory Production

Time Frame: 6th to 9th months

Estimated costs: $75,000 to $285,000

If only 75% of the offering is sold the Net Offering Proceeds will be used towards all of the above activities and towards testing our prototype and further product validation through testing.  Sales and marketing will begin with trade shows, social media campaigns, and Influencer marketing.  If and when sales orders are received, we could begin some planning towards larger scale production.  Please see Use of Proceeds section for additional details.  This would be our third priority of order based on the two stages above.  By this stage we should be producing revenues and seeking a way to expand such revenue streams and market penetration.

Development Influence, Marketing, Inventory

Time Frame: 9th to 12th months

Estimated costs: $180,000 to $485,000

If 100% of the offering is sold the Net Offering Proceeds will be used towards Sales and Marketing, and manufacturing inventory. Sound Cave will begin with trade shows, social media campaigns, and Influencer marketing.  Optimized SEO’s will help our target audience reach your page whenever they search online for fashion stores. Our brand name should be visible on the top of the google listings page. This is a great way to increase the brand’s online presence. If and when sales orders are received, we could begin some planning towards larger scale production.  Please see Use of Proceeds section for additional details.  This would be our fourth  priority of order based on the three stages above.

Expanding Manufacturing / Opening our own manufacturing facility

Time Frame: 13th to 18th months

Estimated costs: $375,000 to $ 650,000

If 100% of the offering is sold the Net Offering Proceeds will be used towards all of the above business activities but in addition towards the planning of existing manufacturing expansion, or opening our own manufacturing facility locally.  We would be required to secure substantial funding beyond the 100% of this offering to execute manufacturing expansion and or acquire the appropriate primary operational equipment.  In order to fully implement our product, we would need additional capital above and beyond the 100% offering raise at which timeframe we would embark on raising additional capital. The conditions that would warrant operating our own manufacturing facility would be rapid sales and high demand paired with additional investment beyond the 100% of this offering.

Operational Equipment and factory capacity will be sourced and purchased with the appropriate output capacities to ensure adequate quality control.  The major production items required include fork lifts, sewing machines, flat seam tables, bar tack sewing machines and label embroidery machines.  The supply of input materials would have to be sourced and shipped to our facility. We would pursue expansion if our existing manufacturing was over capacity, reached its maximum capacity for production, increases sales orders and growth unsustainable by existing equipment and facilities.  This is the lowest priority because we would have revenue generating operations and profitable operations by which we would have more options for financing.

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As mentioned above the time-line estimate(s) (stages) are predicated upon us obtaining the necessary financing through our offering or additional equity or debt financing.  If we are not able to obtain the necessary levels of financing as determined by the above stages, we will not be able to meet or achieve any of the time-line objectives.  In that case we will be forced to proceed on a piecemeal basis using primarily the services of our President and limited use of outside contractors when and if limited funds are obtained.  Our President devotes approximately twenty (20) hours a week to our continued business efforts.  There is no realistic way to predict the timing or completion in that scenario.

We currently have no additional sources of financing and no commitments for financing.  There are no assurances that we will obtain sufficient financing or the necessary resources to enter into contractual agreements with outside developers or sales/marketing firms.  If we do not receive any funding or financing, our business is likely to be maintained with limited operations for at least the next 12 months because our President, will continue providing his professional services without current compensation.  We do not currently have a formal agreement in place with our President covering this period; however, our President’s current plan is to do substantially all administrative and planning work as well as basic development and marketing work on his own without cash compensation while he seeks other sources of funding for the Company.

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” above and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we become a public entity.  Additionally, the issuance of restricted shares will dilute the percentage of ownership interest of our stockholders.

If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable.  In order to become profitable we may still need to secure additional debt or equity funding.  We hope to be able to raise additional funds from an offering of our stock in the future.  However, this offering may not occur, or if it occurs, may not raise the required funding.  We do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

Contractual Arrangements

The Company has no contractual arrangements at this time.

Marketing

Once we are able to raise sufficient funding, we intend to use social media marketing and social influencer campaigns to market our products.

COMPETITION

The clothing market is fraught with competition and large, sometimes multinational brand names from The North Face to Louis Vuitton are vying for a piece of the market.  The boundaries between athleisure and sportswear and casual wear will continue to blur.  Smart technology is entering into the mix, and the competition will intensify.

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Leading key players in the Hoodies market are: Nike, UA, Prada, Adidas, Pierre Cardin, Chanel, PUMA, Burberry, Louis Vuitton, Zara, The North Face, Gildan, Lining, Hollister, Champion, Patagonia, The North Face, Champion, H&M, Asics, ralph Lauren, 361, Hanes, Fox, Uniqlo, Forever 21, Salomon, and Lululemon.

Increased demand for product that our customer can sleep, lounge, work out in, and spend the whole day in has led us to introduce new concepts.  Sound Cave recognizes that athleisure is more than just a trend, it is a lifestyle.  The company is focused on entering this competitive market with innovative products with sustainable materials with conscious manufacturing.

GOVERNMENT REGULATION

We are not subject to any material government regulation.  However, there is a risk that we could be adversely affected by current laws, regulations or interpretations or that more restrictive laws, regulations or interpretations will be adopted in the future that could make compliance more difficult or expensive.  There is also a risk that a change in current laws could adversely affect our business.

In addition, regulatory authorities have relatively broad discretion to grant, renew and revoke licenses and approvals and to implement regulations.  Accordingly, such regulatory authorities could prevent or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us if our firm were found not to comply with the then current regulatory or licensing requirements or any interpretation of such requirements by the regulatory authority.  Our failure to comply with any of these requirements or interpretations could have a material adverse effect on our operations.

EMPLOYEES

Our Sole Officer and Director is our only employee.  We don’t have any written agreements with our officers or directors at this time.

TRADEMARKS/TRADE NAMES/INTELLECTUAL PROPERTY

We have no registered trademarks or other intellectual property as of the date of this Prospectus.

PROPERTY

The company owns no property at this time.  We operate from our offices at 43 Cathy Jean Crescent, Toronto, Ontario, Canada M9V 4T2 and telephone number is (417) 322-6228.  This space consists of approximately 200 square feet of office space.  Our President provides this space to us on a rent-free basis.  Management believes that this space will meet our needs for the foreseeable future.

LEGAL PROCEEDINGS

We are unaware of any pending or threatened litigation by or against us.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Following completion of this offering, we intend to apply to have our common stock listed for quotation on the OTC Pink Market.  As we cannot predict when these registrations will be completed or if He will be accepted, we cannot predict if, or even when, active trading will commence.  We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

PENNEY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock.  The shares offered by this prospectus constitutes penny stock under the Securities and Exchange Act.  The shares will remain penny stocks for the foreseeable future.  The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment.  Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act.  Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

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The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling their securities.

Holders of Our Common Stock

Currently, we have one holder of record of our common stock.

Dividends

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

REGULATION M

Our sole officer and director, who will offer and sell the Shares in this offering, is aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended.  With certain exceptions, Regulation M precludes officers, directors, sales agents, any broker-dealer or other person who participates in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

Upon completion of this offering, we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC.  All reports and information filed by us can be found at the SEC website, www.sec.gov.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS OR PLAN OF OPERATION

Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties.  You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words.  You should read statements that contain these words carefully because they:

•	discuss our future expectations;

•	contain projections of our future results of operations or of our financial condition; and

•	state other “forward-looking” information.

We believe it is important to communicate our expectations.  However, there may be events in the future that we are not able to accurately predict or over which we have no control.  Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “RISK FACTORS” and “DESCRIPTION OF BUSINESS” and elsewhere in this Prospectus.

Overview

Sound Cave Technology Inc. (“we,” “our” or the “Company”) was incorporated in the State of Wyoming on May 19, 2021.  To date we have generated no revenue from our business operations.  Furthermore, as we are still in the development stage and expect to operate at a loss as we grow our business.  There is little historical financial information about our Company upon which to base an evaluation of our performance or to make a decision regarding an investment in our shares.  We cannot guarantee that we will be successful in our business operations or that we will achieve significant, if any, level of market acceptance for our proposed business operations and products.  Our business could be subject to any or all of the problems, expenses, delays and risks inherent in the establishment of a new business enterprise, including limited capital resources, possible changes in consumer interest, possible cost overruns due to price and cost increases in services we require.  Therefore, we cannot guarantee we will be able to achieve or maintain profitable operations.  Further, there is no assurance that we will not encounter unforeseen difficulties that may deplete our capital resources more rapidly than anticipated.  See “Risk Factors.”

We were formed to design, develop and manufacture textile that incorporates an electronic device combination.  Our focus is based upon taking the market accepted hoodie and embedding blue tooth speakers in the hood.  The hoodie seems to be one of the only textile products today that is really unisex and is ageless.  We have created the next generation with the Sound Cave hoodie.  Built in speakers that attach to any current blue tooth mobile device, the Sound Cave Hoodie with speakers in the hood will have Bluetooth connectively, an ability to answer calls, have music pause and un-pause feature, the ability to shut down when the hoodie is inactive, wireless recharging capability, and multi-user connection.  The electronic devices embedded in the hoodie will be waterproof and capable of being put through a washer and drier.

We have never been subject to any bankruptcy proceeding.

Our executive offices are located at 43 Cathy Jean Crescent, Toronto, Ontario M9V 4T2, 80108, Our telephone is (417) 322-6228.

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RESULTS OF OPERATIONS

We had no operating revenues from May 19, 2021(inception), through December 31, 2021 our fiscal year-end.  Our activities have been financed from loans from our sole officer and director.  There is no assurance that we will ever attain profitability.  As of December 31, 2021 the Company has no revenues.

Liquidity and Capital Resources

At December 31, 2021, we had a cash balance of $768.  Our expenditures over the next 12 months are expected to be approximately $380,000, assuming we sell all shares in this offering.

Based on our current cash position, we will not be able to continue operations for approximately 12 months, assuming we do not rise additional funding.  We believe our current cash and net working capital balance is only sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Wyoming for the next 12 months.

Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock.  If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company.  We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to rise sufficient funding from the sale of our common stock to fund our development activities.  In the absence of such financing, our business will fail.  There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing.  If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls.  We will be not be required to comply with the internal control requirements of the Sarbanes-Oxley Act until we either are required to file an annual report pursuant to section 13(a) or 15(d) of the Exchange Act (15 B.SC. 78m or 78o (d)) for the prior fiscal year or if we had filed an annual report with the Commission for the prior fiscal year.

When and if we do become subject to the internal control requirements of the Sarbanes-Oxley Act we may incur significant expense in meeting our public reporting responsibilities because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations.  Becoming compliant may take longer than we expect, which may increase our exposure to financial fraud or erroneous financing reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

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CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Critical accounting estimates – The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.  The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period from May 19, 2021 (inception) to December 31, 2021.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.  The Company had $768 of cash as of December 31, 2021.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”.  The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards.  Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse.  The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”.  The Company recognizes revenue when products are fully delivered, or services have been provided and collection is reasonably assured.

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Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash approximates its fair value due to its short-term maturity.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”.  Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Comprehensive Income

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the financial statements.  As at December 31, 2021, the Company had no items that affected comprehensive loss.

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Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar.  Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”.  Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date.  Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.  Average monthly rates are used to translate revenues and expenses.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement of operations.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

INFLATION

We do not believe that inflation had a material effect on our results of operations during the twelve month period ended December 31, 2021.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director is elected for the term of one year, and until his or her successor is elected and qualified, or until his earlier resignation or removal.  The name, address, age and position of our sole officer and director are as follows:

Name	Address	Age	Position(s)

Christopher Campbell	43 Cathy Jean Crescent Toronto, Ontario M9V 4T2	42	President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary, Director

The persons named above are expected to hold said offices/positions until the next annual meeting of our stockholders.

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RESUMES

Christopher Campbell, President, Secretary, Treasurer, Director

Christopher Campbell, a licensed paralegal and notary public, is a successful client operations and support manager within the business-to-business marketplace with over 20 years of experience.  Over the last five years Mr. Campbells principle occupation has been working as a licensed paralegal and notary public, as well as managing and operating sporting events. In addition, in 2021 he authored his first published  book “The Detour” a collection of his experience working in youth engagements, mentorship, and sports coaching. While still in college, Chris began his career with The Royal Bank of Canada in Financial Services and management completing his IFIC requirements and then progressed to Clarica/SunLife Financial Services before joining ILOC as a senior Commodity systems development user analyst. Chris has worked in the Non-Profit and Private services sectors developing programs and partnerships that include a widely ethnically diverse population.  He shown great leadership, interpersonal, communication, administrative skills and an ability to work well independently or in a team. Mr. Campbell devotes approximately 20 hours per week to our business.  Mr. Campbell has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

FAMILY RELATIONSHIPS

None.

BOARD COMMITTEES; CORPORATE GOVERNANCE

Our Board of Directors acts as our Audit Committee and the Board has no separate committees.

EXECUTIVE COMPENSATION

REMUNERATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to our executive officers. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity, although we may choose to adopt a policy in the future.

Summary Compensation Table

		Salary	Bonus	Option Awards	All Other Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Christopher Campbell	2021	–	–	–	–	–

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COMPENSATION OF DIRECTORS

Our director is not currently being compensated and we expect no compensation to be paid for the foreseeable future.  Although no payments to Directors have been made, they may be reimbursed for actual expenses incurred for each meeting of the Board that they attend.

STOCK PLAN

We have not adopted a stock plan but may do so in the future.

EMPLOYMENT AGREEMENTS

None of our executive officers are party to any employment agreement with us.

DIRECTOR INDEPENDENCE

Our securities are not currently traded on any public exchange and as such, we are not currently subject to corporate governance standards of listed companies, which require, among other things, that the majority of the board of directors be independent.  We are not currently subject to corporate governance standards defining the independence of our directors, and we have chosen to define an “independent” director in accordance with the NASDAQ Global Market’s requirements for independent directors.

Under the NASDAQ rules, our current director does not qualify as an independent director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date of this Prospectus the total number of shares owned beneficially by our sole director and officer as well as all present owners of 5% or more of our total outstanding shares.  The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we cannot guarantee.  The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

		Number of Shares	Percentage of Outstanding Common Shares*
Name and Address	Title of Class	Beneficially Owned	Prior to Offering
Christopher Campbell, CEO & Director 43 Cathy Jean Crescent Toronto, Ontario M9V 4T2	Common	10,000,000	55.56%

Officers and Directors as a group (1 person)	Common	10,000,000	55.56%

_________

* Based on 8,000,000 shares sold in the offering

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FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 10,000,000 shares have been issued to the existing stockholders.  They are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act.  Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition.

Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We operate from our offices at 43 Cathy Jean Crescent, Toronto, Ontario M9V 4T2, Christopher Campbell, our President provides this space to us on a rent-free basis.

On May 19, 2021, Christopher Campbell acquired 10,000,000 shares directly from the Company, for services rendered to the Company.

In support of our efforts and cash requirements, we may rely on advances from related parties until such time that we can support our operations or we attain adequate financing through sales of our equity or traditional debt financing.  From inception to December 31, 2021 our President has loaned the Company a total of $2,000.

There have been no other related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

DESCRIPTION OF SECURITIES

COMMON STOCK

There are 250,000,000 shares of Common Stock, $0.0001 par value, authorized, with 10,000,000 shares issued and outstanding.  There are 100,000,000 shares of Preferred stock authorized, none of which is issued and outstanding.

The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore, subject to any preferential dividend rights of outstanding Preferred Stock, which may be authorized and issued in the future.  Upon a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any outstanding Preferred Stock which may be authorized and issued in the future.  The holders of Common Stock have no pre-emptive, subscription, redemption or conversion rights.  The outstanding shares of Common Stock are, and the shares offered herein will be, when issued and paid for, fully paid and non-assessable.  Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors at a general shareholder meeting and may elect all of the directors standing for election.  We have no present intention to pay cash dividends to the holders of Common Stock.

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TRANSFER AGENT AND REGISTRAR

We have not retained a transfer agent as of the date of this Prospectus but intend to retain the same in the foreseeable future for our Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE

In the event our Common Stock is approved for trading in the future, of which there can be no assurance, market sales of shares of our Common Stock after this offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock.  Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities.  After the effective date of the registration statement of which this Prospectus is a part, all of the shares sold in this offering, will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates.  After the effective date of the registration statement of which this Prospectus is a part, all of the shares sold in this offering, constituting 8,000,000 shares, will be freely tradable without restrictions or further registration under the Securities Act, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.  The balance of 10,000,000 shares which are not being registered and which are owned by our management and affiliates will be eligible for sale pursuant to the exemption from registration.  However, sale of these shares are limited to selling only 1% of our issued and outstanding shares every 90 days.

If our application to trade our Common Stock on the OTC Pink Market is approved, of which there can be no assurance, it is anticipated that our Common Stock will be considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and as such, trading in our Common Stock will be subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934.  Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements.  The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks.  In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.  In addition, few broker or dealers are likely to undertake these compliance activities.  Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market.  See “RISK FACTORS.”

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RULE 144

Rule 144, adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933, generally provides an exemption for the resale or privately offered securities provided the conditions of the rule are met, which include, among other limitations, that the securities be held for a minimum of six months due to the fact that we expect to be a reporting company pursuant to the Securities Exchange Act of 1934, as amended.  Consequently, our shareholders who are affiliates and whose shares are not being registered as part of the registration statement we have filed with the SEC (of which this Prospectus is a part) may not be able to avail themselves of Rule 144 or otherwise be readily able to liquidate their investments in the event of an emergency or for any other reason, and the shares may not be accepted as collateral for a loan.  If such non-affiliate has owned the shares for at least six months, he or he may sell the shares without complying with any of the restrictions of Rule 144 once we are deemed a reporting company.

Rule 144 under the Act provides an exemption from the registration requirements of the Securities Act and allows the holders of restricted securities to sell their securities utilizing one of the provisions of this Rule.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

34

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by Law Offices of Byron Thomas, Las Vegas, Nevada.

EXPERTS

Our financial statements as of and for the years ended December 31, 2021 included herein, have been audited by T R Chadha & Co LLP, New Delhi, India, independent registered public accountants, as indicated in their report with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ADDITIONAL INFORMATION

We have filed this registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering.  This Prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits.  If and when the SEC declares our registration statement effective, we will begin filing reports pursuant to the Securities Exchange Act of 1934, as amended.  For further information with respect to our Common Stock, and us we refer you to the registration statement and to the exhibits and schedules to the registration statement.  Statements contained in this Prospectus as to the contents of any contract or any other document referred to herein are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement.  Each of these statements is qualified in all respects by this reference.  You may inspect a copy of the registration statement without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F. St. NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC.  The SEC maintains a worldwide website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.  The address of the website is http://www.sec.gov.  The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

35

FINANCIAL STATEMENTS

The audited financial statements for the fiscal years ending December 31, 2021 are set forth on pages F-1 through F-10.

Index

to

Financial Statements for the Year Ended

December 31, 2021

F-1

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of Sound Cave Technology Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Sound Cave Technology Inc. (the “Company”), a Development Stage Company, as of December 31, 2021, the related Statements of Operation, Statement of Stockholders' equity/(deficit) and Statement of Cash Flows for the period from inception (May 19, 2021) to December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from inception (May 19, 2021) to December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Uncertainty relating to Going Concern

The accompanying financial statements have been prepared assuming that the Company (a Development Stage Company) will continue as a going concern. As described in Note 2 to the financial statements, the Company has not generated any revenues since inception and sustained an accumulated net loss of $14,732 for the period from inception (May 19, 2021) to December 31, 2021. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2 to the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis of Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB)and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

For T R Chadha & Co LLP

We have served as the Company’s auditor since December 2021.

New Delhi, India

January 28, 2022

T R Chadha & Co., a partnership firm converted into T R Chadha & Co LLP

(A limited liability partnership with LLP Identification No. AAF-3926) with effect from 28th December, 2015

Corporate & Regd. Office: B-30, Connaught Place, Kuthiala Building, New Delhi – 110001 Phone: 43259900, Fax: 43259930, E-mail: delhi@trchadha.com

F-2

Sound Cave Technology Inc.

Balance Sheet (Audited)

December 31, 2021

ASSETS
Current assets:
Cash and cash equivalents	$768
Total current assets	768

Total assets	$768

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,000
Accrued expenses	2,500
Due to related party	2,000
Total current liabilities	5,500

Total liabilities	$5,500

STOCKHOLDERS’ DEFICIT:
Preferred stock: $0.0001 par value, 100,000,000 shares authorized, none issued and outstanding as on December 31, 2021, respectively.	$-
Common stock: $0.0001 par value, 250,000,000 shares authorized, 10,000,000 shares issued and outstanding as on December 31, 2021, respectively.	1,000
Additional paid-in capital	9,000
Accumulated deficit	(14,732)
Total stockholders’ deficit	$(4,732)

Total liabilities and stockholders' deficit	$768

The accompanying notes are an integral part of these financial statements.

F-3

Sound Cave Technology Inc.

Statement of Operations (Audited)

For the period from May 19, 2021 (inception) to December 31, 2021

REVENUE	$-
OPERATING EXPENSES:
General and administration expenses	1,232
Professional fees	3,500
Stock based compensation	10,000
Total operating expenses	$14,732

Net loss before taxes	$(14,732)
Income tax	-
Net loss	$(14,732)

Net loss per common share - basic and diluted	$(0.00)
Weighted average number of shares of common stock outstanding - basic and diluted	10,000,000

The accompanying notes are an integral part of these financial statements.

F-4

Sound Cave Technology Inc.

Statement of Stockholders’ Deficit (Audited)

	Preferred Stock Shares	Preferred Stock Amount	Common Stock Shares	Common Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit
For the period from May 19, 2021 (inception) to December 31, 2021
Balance at inception at May 19, 2021	-	$-	-	$-	$-	$-	$-
Stock issued for services	-	-	10,000,000	1,000	9,000	-	10,000
Net loss	-	-	-	-	-	(14,732)	(14,732)
Balance at December 31, 2021	-	$-	10,000,000	$1,000	$9,000	$(14,732)	$(4,732)

The accompanying notes are an integral part of these financial statements.

F-5

Sound Cave Technology Inc.

Statement of Cash Flows (Audited)

For the period from May 19, 2021 (inception) to December 31, 2021
Cash Flows from Operating Activities:
Net loss	$(14,732)
Adjustments to reconcile net loss to net cash used by operating activities:
Stock based compensation	10,000
Changes in operating assets and liabilities:
Increase in accrued expenses	2,500
Increase in accounts payable	1,000
Net cash used in operating activities	$(1,232)

Cash Flows from Financing Activities:
Proceeds from related party debt	2,000
Net cash provided by financing activities	$2,000

Net increase (decrease) in cash, cash equivalents and restricted cash	768
Cash, cash equivalents and restricted cash at beginning of the period	-
Cash, cash equivalents and restricted cash at end of the period	$768

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-6

SOUND CAVE TECHNOLOGY INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2021

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Sound Cave Technology Inc. (“the Company”) was incorporated on May 19, 2021, in the State of Wyoming.  The Company is in the wearable tech business designing and manufacturing a hoodie with embedded sound.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  As a development-stage company, the Company had no revenues and incurred losses as of December 31, 2021.  The Company currently has limited working capital and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it will be able to raise additional funds through the capital markets.  In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period from May 19, 2021 (inception) to December 31, 2021.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.  The Company had $768 of cash as of December 31, 2021.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”.  The asset and liability method provides that deferred income tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards.  Deferred income tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse.  The Company records a valuation allowance to reduce deferred income tax assets to the amount that is believed more likely than not to be realized.

Revenue Recognition

The Company will recognize revenue in accordance with ASC topic 605 “Revenue Recognition”.  The Company recognizes revenue when products are fully delivered, or services have been provided and collection is reasonably assured.

F-7

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value.  The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1: defined as observable inputs such as quoted prices in active markets;

Level 2: defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3: defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash approximates its fair value due to its short-term maturity.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”.  Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period.  Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Comprehensive Income

ASC 220, “Comprehensive Income” establishes standards for the reporting and display of comprehensive income and its components in the financial statements.  As at December 31, 2021, the Company had no items that affected comprehensive loss.

Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar.  Transactions may occur in foreign currencies and management has adopted ASC 830, “Foreign Currency Translation Matters”.  Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date.  Non-monetary assets and liabilities denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.  Average monthly rates are used to translate revenues and expenses.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the statement of operations.

F-8

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 – RELATED PARTY TRANSACTIONS

As at December 31, 2021, the Company owed $2,000 to Christopher Campbell, founder and director of the Company, which is unsecured, non-interest bearing, and due on demand.

NOTE 5 – STOCKHOLDERS’ EQUITY

Capital Stock

As of December 31, 2021, the Company’s authorized stock consists of 250,000,000 shares of common stock at a par value of $0.0001 per share and 100,000,000 shares of preferred stock at a par value of $0.0001 per share.

Preferred Stock

As of December 31, 2021, the Company has no shares of preferred stock issued and outstanding, respectively.

Common Stock

On May 19, 2021, the company issued a total of 10,000,000 common shares to its founder and director, Christopher Campbell for services provided to the Company, valued at a price of $0.001 per share.

As of December 31, 2021, the Company has 10,000,000 shares of common stock issued and outstanding, respectively.

NOTE 6 – INCOME TAXES

For the period from May 19, 2021 (inception) to December 31, 2021, the Company has incurred net losses and therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $14,732 at December 31, 2021 and will expire beginning in the year 2037.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes as follows:

For the period from May 19, 2021 (inception) to December 31, 2021
Income tax expense (benefit) at statutory rate	(3,094)
Change in valuation allowance	3,094
Income tax expense	-

F-9

Net deferred tax assets consist of the following components as of December 31, 2021:

December 31, 2021
Gross deferred tax asset	3,094
Valuation allowance	(3,094)
Net deferred tax asset	-

The expected tax expense (benefit) based on the U.S. federal statutory rate is reconciled with actual tax expense (benefit) as follows:

For the period from May 19, 2021 (inception) to December 31, 2021
Statutory Federal Income Tax Rate	21%
Nontaxable permanent differences	-
Change in valuation allowance	(21%)
Income tax provision	-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $14,732 for federal income tax reporting purposes could be subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

The Company has no uncertain tax positions that require the Company to record a liability.

The Company had no accrued penalties and interest related to taxes as of December 31, 2021.

NOTE 7 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after December 31, 2021 through the date of filing this report.  The Company determined that it does not have any subsequent event requiring recording or disclosure in the financial statements for the period from May 19, 2021 (inception) to December 31, 2021.

F-10

SOUND CAVE TECHNOLOGY INC.

8,000,000 Shares of Common Stock

PROSPECTUS

__________________, 2022

Until ____________, 2022, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by the Registrant are as follows.  All amounts, other than the SEC registration fee, are estimates.

Amount to be Paid

SEC registration fee	$37.08
Legal fees and expenses	$1,750.00
Accounting fees and expenses	$5,000
Transfer Agent fees and expenses	$10,000
Printing	$712.92
Miscellaneous	$2,500.00
Total	$20,000.00

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Wyoming Statutes and our Articles of Incorporation, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his “duty of care.”  This provision does not apply to the directors’: (i) acts or omissions that involve intentional misconduct, fraud or a knowing and culpable violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption.  This provision would generally absolve directors of personal liability for negligence in the performance of his duties, including gross negligence.

The effect of this provision in our Articles of Incorporation is to eliminate the rights of our Company and our shareholders (through shareholder’s derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above.  This provision does not limit nor eliminate the rights of our Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care.  Section 7-109-102 of the Wyoming Business Corporation Act provides corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

On May 19, 2021, Christopher Campbell acquired 10,000,000 shares of common stock of the company, valued at $10,000 for services rendered to the Company.

As of December 31, 2021, there was a total of 10,000,000 shares of the Company issued and outstanding.

We have not issued any of our securities during the past three years.

II-1

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

3.1*	Articles of Incorporation
3.2*	By-Laws
5.1*	Opinion of Law Offices of Byron Thomas
23.1	Consent of T R Chadha & Co LLP
99.1	Form of Subscription Agreement
107*	Filing Fee Table

* Previously filed

II-2

ITEM 17.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)  (1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned on the  5th day of  May 2022 in the city of Toronto, Ontario.

SOUND CAVE TECHNOLOGY INC.

By:	/s/ Christopher Campbell
Christopher Campbell, Chief Executive Officer and President

 In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Christopher Campbell	President, Chief Financial Officer, Treasurer, Chief Financial Officer, Secretary, Director	May 5, 2022
Christopher Campbell

III-4